Atlantic Gulf Communities Corporation Exhibit to the 1998 Form 10-K Exhibit (a) 21. Subsidiaries of the Company

SUBSIDIARIES OF ATLANTIC GULF COMMUNITIES CORPORATION AS OF 3/17/99

AG-NTC, Inc. (Florida)
AG Sanctuary of Orlando, Inc. (Florida)
AG Title Corporation (Florida)
AGC CL Limited Partner, Inc.  (Florida)
AGC Homes, Inc. (Florida)
AGC Sanctuary Corporation (Florida)
AGC-SP, Inc. (Delaware)
AGC-SP4, Inc. (Florida)
AGC-SP5, Inc. (Florida)
Aspen Springs Ranch Acquisition Corp. (Colorado)
Aspen Springs Ranch Holding Company (Florida) - f/k/a A. G. Assisted Living,
Inc.
Aspen Springs Ranch, Inc. (Colorado)
Atlantic Gulfshore Natures Cove, Inc. (Florida)
Atlantic Gulf Asia Holdings N.V. (Netherlands Antilles)
Atlantic Gulf C.C. Corp. (Florida) - f/k/a C.C. Village Development Corporation Atlantic Gulf Commercial Realty, Inc. (Florida)
Atlantic Gulf Communities Management Corporation (Florida)
Atlantic Gulf Communities Service Corporation (Florida)
Atlantic Gulf Development, Inc. (Florida)
Atlantic Gulf Engineering Company (Florida)
Atlantic Gulf of Tampa, Inc. (Florida)
Atlantic Gulf Realty, Inc. (Florida)
Atlantic Gulf Receivables Corporation (Florida)
Atlantic Gulf Utilities, Inc. (Florida)
Atlantic Gulf Water's Edge, Inc. (Florida)
Community Title Agency, Inc. (Florida)
Country Lakes Development Corporation (Florida) (STOCK ISSUED TO COUNTRY LAKES,
LP)
Cumberland Cove, Inc. (Tennessee)
Environmental Quality Laboratory, Incorporated (Florida)
EQL Environmental Services, Inc. (Florida)
Five Star Homes, Inc. (Florida)
Fox Creek Development Corporation (Florida)
FRC Investments, Inc. (Florida)
GDV Financial  Corporation (Florida)
General Development Acceptance Corporation (Delaware)
General Development Air Service, Inc. (Florida)
General Development Commercial Credit Corp. (Florida)
General Development Headquarters Corp. (Florida)
General Development Resorts, Inc. (Florida)
General Development Sales Corporation (Florida)
General Development Service Corporation (Florida)
General Development Utilities, Inc, Inc. (Florida)
Grand Oaks Development Corporation (Florida)
Hunter Trace Development Corporation (Florida)
Lakeside Development of Orlando, Inc. (Florida)
Las Olas Tower at River Walk, Inc. (Florida) - fka AGC-SP2, Inc.
Longwood Utilities, Inc. (Florida)


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SUBSIDIARIES OF ATLANTIC GULF COMMUNITIES CORPORATION AS OF 3/17/99  (Continued)


Maplewood Development Corporation (Florida)
Miramar Rock, Inc. (Florida) (STOCK ISSUED TO SUNSET LAKES ASSOCIATES)
NT Development Corporation (Florida) (STOCK ISSUED TO COUNTRY LAKES, LP)
Ocean Grove, Inc. (Florida)
Panther Creek Corp. (North Carolina)
Regency Island Dunes, Inc. (Florida)
Sabal Trace Development Corporation (Florida)
Saxon-DeBary, Inc. (Florida)
Summerchase Development Corporation (Florida)
Sunset Lakes Development Corporation (Florida)
Town & Country II, Inc. (Florida)
Waterford-Orlando, Inc. (Florida) fka AGC-SP1, Inc.; fka Saxon Park Development Corporation
West Bay Club Development Corporation (Florida) fka Estero Pointe Development Corporation
West Bay Holding Corporation (Florida)
West Bay Realty, Inc. (Florida)
West Frisco Development Corporation (Florida) - fka AGC-SP3, Inc.
Windsor Palms Corporation (Florida)
XYZ Insurance, Inc. (Florida)